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                                                                       Exhibit 5


                             CAHILL GORDON & REINDEL
                                 80 Pine Street
                            New York, New York 10005


                                                      August 26, 1999

Risk Capital Holdings, Inc.
20 Horseneck Lane
Greenwich, Connecticut 06830

                  Re:      Risk Capital Holdings, Inc.
                           REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

         We have acted as counsel for Risk Capital Holdings, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 900,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, which Registration Statement also is a post-effective amendment of Registration Statement No. 33-99974 relating to 1,820,000 shares of Common Stock. The shares of Common Stock are issuable under the Risk Capital Holdings, Inc. 1999 Long Term Incentive and Share Award Plan, the Risk Capital Holdings, Inc. 1995 Long Term Incentive and Share Award Plan and the Risk Capital Holdings, Inc. 1995 Employee Stock Purchase Plan (collectively, the "Plans").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the original of such copies.

         We advise you that, in our opinion, upon the issuance of Common Stock in accordance with the terms of the Plans and receipt by the Company of the consideration for the shares of Common Stock in accordance with the terms of the Plans, the shares of Common Stock so issued will be legally issued, fully paid and non-assessable.


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         We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations thereunder.




                                              Very truly yours,




                                              /s/ Cahill Gordon & Reindel